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Exhibit 99.01

        LETTER OF TRANSMITTAL

TO EXCHANGE 7% NOTES DUE 2007

FOR

7% EXCHANGE NOTES DUE 2007

(REGISTERED UNDER THE SECURITIES ACT OF 1933)

OF
QUESTAR MARKET RESOURCES, INC.

  THE RIGHT TO EXCHANGE QUESTAR MARKET RESOURCES, INC. 7% NOTES DUE 2007
  FOR QUESTAR MARKET RESOURCES, INC. 7% EXCHANGE NOTES DUE 2007
  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                        ], 2002

BANK ONE TRUST COMPANY, N.A., EXCHANGE AGENT

By Mail:	By Hand:	By Overnight Courier:
Bank One Trust Company, N.A. Global Corporate Trust Services 1 Bank One Plaza Suite IL1-0126 Chicago, Illinois 60670-0126 Attn: Sharon McGrath	Bank One Trust Company, N.A. Global Corporate Trust Services One North State Street 9th Floor Chicago, Illinois 60602 Attn: Sharon McGrath	Bank One Trust Company, N.A. Global Corporate Trust Services One North State Street 9th Floor Chicago, Illinois 60602 Attn: Sharon McGrath

        Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

        This Letter of Transmittal is to be used to submit 7% Notes due 2007 ("Outstanding Notes") of Questar Market Resources, Inc. ("Questar Market Resources") to be exchanged for 7% Exchange Notes due 2007 of Questar Market Resources. It must be used whether certificates representing the Outstanding Notes are being delivered to Bank One Trust Company, National Association as exchange agent (the "Exchange Agent"), or whether delivery of the Outstanding Notes is being made by book-entry transfer to an account maintained by the Exchange Agent at The Depository Trust Company ("DTC"). This Letter of Transmittal must be delivered to the Exchange Agent. Delivery of this Letter of Transmittal to DTC does not constitute delivery to the Exchange Agent.

/ /	CHECK HERE IF THE OUTSTANDING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AT DTC AND COMPLETE THE FOLLOWING:
Account Number at DTC:

Transaction Code Number:

DESCRIPTION OF OUTSTANDING NOTES SUBMITTED

Name(s) and Address(es) of Registered Holder(s) (Please Fill in, if Questar Market Resources)	Certificate(s) Submitted (Attach additional list if necessary)

	Certificate Number(s)*	Principal Amount of Outstanding Notes	Principal Amount of Outstanding Notes Submitted (If Less Than All)**

Total Amount of Outstanding Notes:

* Need not be completed by holders submitting by book-entry transfer.
** Outstanding Notes may be tendered in whole or in part in denominations of $1,000 and integral multiples thereof. Unless otherwise indicated it will be assumed that all Outstanding Notes described above are being submitted. See Instruction 4.

NOTE: THIS LETTER OF TRANSMITTAL MUST BE SIGNED.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

        By this document, the undersigned submits the Outstanding Notes listed above (the "Outstanding Notes to be Exchanged") to be exchanged for Exchange Notes as described in the Prospectus dated [                        ] 2002 (the "Prospectus") under the caption "The Exchange Offer" and in the instructions in this Letter of Transmittal.

        Subject to, and effective upon, the issuance of Exchange Notes in exchange for the Outstanding Notes to be Exchanged, the undersigned sells, assigns and transfers all the Outstanding Notes to be Exchanged to Questar Market Resources and irrevocably appoints the Exchange Agent the agent and attorney-in-fact of the undersigned, with full power of substitution, to deliver the certificates representing the Outstanding Notes to be Exchanged, or transfer ownership of the Outstanding Notes to be Exchanged on the records of DTC, to Questar Market Resources upon receipt by the Exchange Agent, as the undersigned's agent, of the Exchange Notes to be issued in exchange for the Outstanding Notes to be Exchanged.

        The undersigned represents and warrants that the undersigned has full power and authority to exchange the Outstanding Notes to be Exchanged for Exchange Notes and that, when Exchange Notes are issued in exchange for the Outstanding Notes to be Exchanged, Questar Market Resources will acquire title to the Outstanding Notes to be Exchanged, free and clear of any liens, restrictions, charges, encumbrances or adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by Questar Market Resources to be necessary or desirable to complete the transfer of the Outstanding Notes to be Exchanged to Questar Market Resources.

        The authority conferred in this Letter of Transmittal will not be affected by, and will survive, the death or incapacity of the undersigned. The obligations of the undersigned under this Letter of Transmittal or otherwise resulting from the submission of the Outstanding Notes to be Exchanged for exchange will be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned. The submission of Outstanding Notes to be Exchanged for exchange is irrevocable.

        Unless otherwise indicated in the box below captioned "Special Issuance Instructions" or the box below captioned "Special Delivery Instructions," please issue and deliver the certificates representing the Exchange Notes being issued in exchange for the Outstanding Notes to be Exchanged, and deliver certificates representing any Outstanding Notes which are not being exchanged or are not accepted for exchange, to the undersigned at the address shown below the undersigned's signature. If one or both of the boxes captioned "Special Issuance Instructions" and "Special Delivery Instructions" are completed, please issue and deliver the notes or confirmation of book-entry transfer as indicated. Questar Market Resources noteholders who deliver Outstanding Notes to be Exchanged by book-entry transfer may, by making an appropriate entry under "Special Issuance Instructions," request that any notes which are not accepted for exchange be returned by crediting an account at DTC. The undersigned is aware that Questar Market Resources has no obligation because of Special Issuance Instructions or otherwise to transfer any Outstanding Notes which are not accepted for exchange from the name of the registered holder of those Outstanding Notes to the name of another person.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

        To be completed ONLY if Exchange Notes or Outstanding Notes which are not exchanged are to be issued in the name of someone other than the undersigned, or if Outstanding Notes delivered by book-entry transfer which are not exchanged are to be returned by credit to an account at DTC other than that designated above.

Issue:	/ /	Exchange Notes
	/ /	Outstanding Notes not exchanged
to:
Name

(Please Print)
Address

(Include Zip Code)

(Tax Identification or Social Security Number.)
/ /	Credit Outstanding Notes which were delivered by book-entry transfer and are not accepted for exchange to the following DTC account:

(Account Number)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

        To be completed ONLY if Exchange Notes or Outstanding Notes which are not exchanged are to be sent to someone other than the undersigned or to undersigned at an address other than that shown after the undersigned's signature below.

Mail:	/ /	Exchange Notes
	/ /	Outstanding Notes not exchanged
to:
Name

(Please Print)
Address

(Include Zip Code)
SIGN HERE

(Signature(s) of Owner(s)
Dated:	, 2002

(Must be signed by registered holder(s) exactly as name(s) appear(s) on note(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted with this Letter of Transmittal. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the information described in Instruction 5.)

Name(s) (Please print)

Capacity (full title)
Address

(Include Zip Code)
Area Code and Telephone Number

Tax Identification or Social Security No.

INSTRUCTIONS

FORMING PART OF THE TERMS OF THE EXCHANGE OFFER

        1.    GUARANTEE OF SIGNATURES.    No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder of the Outstanding Notes to be Exchanged (which, for purposes of this document, includes any participant in DTC whose name appears on a security position listing as the owner of the Outstanding Notes to be Exchanged) unless the holder has completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" or (ii) the Outstanding Notes to be Exchanged are submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company which has an office or correspondent in the United States (collectively, "Eligible Institutions"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

        2.    DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES.    This Letter of Transmittal is to be completed by noteholders whether certificates are being forwarded with it or whether Outstanding Notes are being submitted in accordance with the procedures for delivery by book-entry transfer described in the Exchange Instructions. The Exchange Agent must receive, at or before the Expiration Time, certificates for the Outstanding Notes to be Exchanged, or confirmation by DTC of transfer of the Outstanding Notes to be Exchanged to an account of the Exchange Agent, together with a properly completed and executed Letter of Transmittal. Guaranteed delivery of Outstanding Notes to be Exchanged will not be accepted.

        Submission of Outstanding Notes to be Exchanged will be irrevocable. Submission may not be conditional or contingent. The method of delivery of this Letter of Transmittal and the certificates for Outstanding Notes to be Exchanged, or confirmation of delivery of Outstanding Notes to be exchanged through DTC, is at the option and risk of the exchanging noteholder. Delivery will not be deemed made until items are actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

        3.    INADEQUATE SPACE.    If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and numbers of Outstanding Notes being submitted for exchange should be listed on a separate signed schedule, which should be attached to this Letter of Transmittal.

        4.    PARTIAL SUBMISSIONS.    (Not applicable to noteholders who submit by book-entry transfer). If fewer than all the Outstanding Notes evidenced by a certificate are to be exchanged, fill in the number of notes which are to be exchanged in the box entitled "Principal Amount of Outstanding Notes Submitted." If you do that, new certificate(s) for the remainder of the notes that were represented by your old certificate(s) will be sent to you, or as you instruct in the appropriate box on this Letter of Transmittal, as soon as practicable. All Outstanding Notes represented by certificates delivered to the Exchange Agent will be deemed to have been submitted for exchange unless otherwise indicated.

        5.    SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS.    If this Letter of Transmittal is signed by the registered holder(s) of the Outstanding Notes to be Exchanged, the signature(s) must correspond exactly with the name(s) written on the face of the certificate(s).

        If the Outstanding Notes to be Exchanged are owned of record by two or more joint owners, all the owners must sign this Letter of Transmittal.

        IF OUTSTANDING NOTES TO BE EXCHANGED ARE REGISTERED IN DIFFERENT NAMES ON DIFFERENT CERTIFICATES, IT WILL BE NECESSARY TO COMPLETE, SIGN

AND SUBMIT AS MANY SEPARATE LETTERS OF TRANSMITTAL AS THERE ARE DIFFERENT REGISTRATIONS ON CERTIFICATES.

        If this Letter of Transmittal or any certificates or written instruments of transfer are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and submit evidence satisfactory to the Purchaser of the person's authority so to act.

        If this Letter of Transmittal is signed by the registered owner of the Outstanding Notes to be Exchanged, no endorsements of certificates or separate written instruments of transfer are required, unless certificates for Exchange Notes or for Outstanding Notes which are not exchanged are to be issued to a person other than the registered owner, in which case, endorsements of certificates or separate written instruments of transfer are required and signatures on those certificates or written instruments of transfer must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered owner of the Outstanding Notes to be Exchanged, the certificates must be endorsed or accompanied by appropriate written instruments of transfer, in either case signed exactly as the name of the registered owner appears on the certificates. Signatures on the certificates or stock powers must be guaranteed by an Eligible Institution.

        6.    TRANSFER TAXES.    Except as set forth in this Instruction 6, Questar Market Resources will pay any transfer taxes with respect to the transfer to it of Outstanding Notes to be Exchanged. If certificates for Exchange Notes or for Outstanding Notes which are not exchanged are to be registered in the name of any person other than the registered holder, or if tendered certificates are registered in the name of anyone other than the person signing this Letter of Transmittal, certificates representing Exchange Notes will not be issued until Questar Market Resources or the Exchange Agent receives satisfactory evidence of the payment of, or an exemption from the need to pay, transfer taxes.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates submitted with this Letter of Transmittal.

        7.    SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS.    If certificates for Exchange Notes or for Outstanding Notes which are not exchanged are to be issued in the name of a person other than the signer of this Letter of Transmittal, or are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than the signer's address shown above, the appropriate boxes on this Letter of Transmittal must be completed. Noteholders who submit notes by book-entry transfer may request that any notes which are not exchanged be credited to an account at DTC which the noteholder designates. If no instructions are given, notes tendered by book-entry transfer which are not exchanged will be returned by crediting the account at DTC designated above.

        8.    REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.    Requests for assistance may be directed to, or additional copies of the Prospectus and this Letter of Transmittal may be obtained from, Questar Market Resources Investor Relations at 700 Northwest 107th Avenue, Miami, Florida 33172, or from your broker, dealer, commercial bank or trust company.

        9.    WAIVER OF REQUIREMENTS.    The requirements described above may be waived by Questar Market Resources, in whole or in part, at any time and from time to time, in Questar Market Resources's sole discretion, and may be waived as to Outstanding Notes submitted by particular noteholders, even if similar requirements are not waived as to other noteholders.

        Important:    This Letter of Transmittal, together with certificates or confirmation of book-entry transfer, must be received by the Exchange Agent before 5:00 P.M., New York City time, on            , 2002.

(DO NOT WRITE IN THE SPACES BELOW)

Date Received	Accepted by	Checked by

Certificates Surrendered	Outstanding Notes Submitted	Outstanding Notes Accepted	Exchange Notes Issued	Exchange Notes Certificat	Outstanding Notes Returned	Outstanding Notes Certificate No.	Block No.
Delivery Prepared by	Checked by	Date

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  Exhibit 99.01